Exhibit 99(d)

Consolidated Statement of Earnings

Year ended December 31	2002	2001	2000
(in millions of United States dollars except per share amounts)

Net sales (Note 18)	$ 2,161	$ 2,066	$ 2,917

Costs and operating expenses (income)
Cost of sales and operating expenses	1,377	1,414	1,774
Depreciation and depletion	255	263	265
Selling, general and administrative	136	111	105
Research and development	17	20	22
Exploration	24	23	23
Currency translation adjustments	5	(39)	(15)
Asset impairment charges (Note 3)	2,415	—	—
Goro project suspension costs (Note 4)	25	—	—

Total costs and operating expenses	4,254	1,792	2,174

Operating earnings (loss)	(2,093)	274	743
Interest expense	50	56	83
Other income, net (Note 5)	(40)	(13)	(10)

Earnings (loss) before income and mining taxes and minority interest	(2,103)	231	670
Income and mining taxes (Note 6)	(639)	(84)	226

Earnings (loss) before minority interest	(1,464)	315	444
Minority interest	17	10	44

Net earnings (loss)	(1,481)	305	400
Dividends on preferred shares (Note 14)	(26)	(26)	(26)

Accretion of LYON Notes (Note 13)	(4)	(3)	—
Net earnings (loss) applicable to common shares	$ (1,511)	$ 276	$ 374

Net earnings (loss) per common share (Note 7)
Basic	$ (8.27)	$ 1.52	$ 2.06
Diluted	$ (8.27)	$ 1.49	$ 1.89